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                                                                    EXHIBIT 10.1

                FORM OF CONTRIBUTION AND DISTRIBUTION AGREEMENT

    This CONTRIBUTION AND DISTRIBUTION AGREEMENT (this "Agreement") is entered into as of the __ day of August, 2000, by and between BRE Properties, Inc., a corporation organized under the laws of the State of Maryland ("BRE"), and VelocityHSI, Inc., a corporation organized under the laws of the State of Delaware ("VelocityHSI").

                                R E C I T A L S

    WHEREAS, the Board of Directors of BRE (the "BRE Board") has determined that it is in the best interest of its shareholders to transfer certain assets and liabilities of BRE to VelocityHSI, a wholly-owned subsidiary (which is subsequently to become an independent public company); and

    WHEREAS, BRE desires to effect the Asset Transfer and Liability Transfer (as those terms are defined in this Agreement) to VelocityHSI in exchange for 10,432,752 shares of common stock of VelocityHSI, par value $.01 per share (the "Shares"), representing 100% of the outstanding shares of VelocityHSI.

    WHEREAS, BRE intends that the Asset Transfer and Liability Transfer shall constitute a contribution (the "Contribution") under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

    WHEREAS, BRE intends to distribute a portion of the Shares to the BRE shareholders on a pro rata basis (the "Distribution"), upon completion and effectiveness of certain filings with the Securities and Exchange Commission (the "Commission"); and

    WHEREAS, the parties hereto wish to set forth the terms and conditions upon which the Contribution and the Distribution will take place.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  DEFINITIONS

         1.1 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "Action" shall mean any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative official, agency, body or commission or any arbitration tribunal, including any claims or contract disputes concerning any governmental contract.

    "Administrative Services and Reimbursement Agreement" shall mean the Administrative Services and Reimbursement Agreement to be entered into between BRE and VelocityHSI prior to the Closing and which shall become effective concurrently with the Distribution.
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    "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified.

    "Agent" shall mean ChaseMellon Shareholder Services, as transfer agent for BRE and VelocityHSI and distribution agent for BRE in connection with the Distribution.

    "Agreement Disputes" shall have the meaning set forth in Article 11 hereof.

    "Ancillary Agreements" shall mean all of the written agreements, instruments (including the Conveyancing and Assumption Instruments), understandings, assignments or other arrangements (other than this Agreement) entered into in connection with the transactions contemplated hereby, including, without limitation, the Administrative Services and Reimbursement Agreement.

    "Asset Transfer" shall mean the transfer of assets to VelocityHSI as described in Article 2 of this Agreement.

    "Assumed Liabilities" shall have the meaning set forth in Section 2.3 hereof.

    "BRE Board" shall have the meaning set forth in the Recitals hereto.

    "BRE Retained Business" shall mean the businesses of any division, Subsidiary or investment of BRE (other than the VelocityHSI Business) managed or operated by BRE, including, without limitation, the acquisition, development, and operation of real estate assets.

    "BRE Retained Company Policies" shall mean all Policies, current or past, under which BRE or any Subsidiary, affiliate or predecessor of BRE is a named insured.

    "BRE Retained Liabilities" shall have the meaning set forth in Section 2.3 hereof.

    "BRE Tax Matters Certificate" shall have the meaning set forth in Section 3.2(v) hereof.

    "Business" shall mean BRE's provision of Internet connectivity services, e-mail services, Web pages individualized for particular communities, community-specific portals and related services, otherwise known as "Project Velocity."

    "Closing" shall have the meaning set forth in Section 3.1 hereof.

    "Closing Date" shall have the meaning set forth in Section 3.1 hereof.

    "Code" shall have the meaning set forth in the Recitals hereto.

    "Commission" shall mean the Securities and Exchange Commission.

    "Contributed Assets" shall have the meaning set forth in Section 2.1 hereof.

    "Contribution" shall have the meaning set forth in the Recitals hereto.

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    "Conveyancing and Assumption Instruments" shall mean, collectively, the various agreements, instruments and other documents to be entered into to effect the Asset Transfer and Liability Transfer in the manner contemplated by this Agreement.

    "Distribution" shall have the meaning set forth in the Recitals hereto.

    "Distribution Date" shall mean the date on which the Distribution occurs.

    "Excluded Assets" shall have the meaning set forth in Section 2.2 hereof.

    "Form 8-A Registration Statement" shall have the meaning set forth in
Section 9.3(d) hereof.

    "Form S-1 Registration Statement" shall have the meaning set forth in
Section 9.3c) hereof.

    "Governmental Authorities" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

    "Intellectual Property Rights" shall mean the rights and interests of BRE in:

                (a) all worldwide patents, patent applications, trademarks, trade names, service marks, trade dress, domain names and copyrights and any renewal rights therefor, mask works, trade secrets, know-how, moral rights and applications and registrations for any of the foregoing;

                (b) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, schematics, software, firmware, technology, manufacturing processes, vendor lists, customer lists, marketing or customer support for all intellectual property of the type described in clause (a) above; and

                (c) all license and similar rights in any third party product or any third party intellectual property of the type described in clause
     (a) and (b) above; and that are owned or held by BRE or and that are being or have been used or are currently under development for use in the Business as it has been, is currently or is currently planned to be conducted.

    "Legal Requirements" when described as being applicable to any Person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any contracts with, any Governmental Authority, in each case as and to the extent applicable to such Person or such Person's business, operations or properties.

    "Liabilities" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or

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unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking.

    "Liability Transfer" shall mean the transfer of liabilities to, and the assumption of liabilities by, VelocityHSI as described in Section 2.3 hereof.

    "Permits" shall mean any and all permits, legal status or orders under any Legal Requirement or otherwise granted by any Governmental Authority.

    "Person" shall mean any natural person, corporation, limited liability company, trust, estate, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

    "Policies" shall mean insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts) relating to the VelocityHSI Business or the BRE Retained Business as conducted prior to the date of this Agreement, including, without limitation, primary, excess and umbrella policies, commercial general liability policies, fiduciary liability, environmental impairment, director and officer, health, automobile, aircraft, property and, casualty, workers' compensation and employee dishonesty insurance policies, bonds and self- insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

    "Records" shall have the meaning set forth in Section 3.2(iii) hereof.

    "Rules" shall have the meaning set forth in Article 11 hereof.

    "Shares" shall have the meaning set forth in the Recitals hereto.

    "Subsidiary" of an entity shall mean any corporation, partnership, limited liability company or other entity of which the entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the board of directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership, limited liability company or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or managing member or an entity performing similar functions (e.g., a trustee).

    "Tax" shall mean all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts.

    "Transferred Contracts" shall have the meaning set forth in Section 2.1(c) hereof.

    "VelocityHSI Business" shall mean the Business heretofore conducted by BRE, and any other business activities acquired, developed or established by or for VelocityHSI.

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    "VelocityHSI Tax Matters Certificate" shall have the meaning set forth in
Section 3.3(iv) hereof.

          1.2 REFERENCES; INTERPRETATION. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

                                  ARTICLE 2.
                      CONTRIBUTION OF ASSETS, ISSUANCE OF
                     SHARES AND ASSUMPTION OF LIABILITIES

     2.1 CONTRIBUTION OF ASSETS; ISSUANCE OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, BRE shall convey, assign, transfer and deliver to VelocityHSI, and VelocityHSI shall acquire and accept delivery of, an undivided 100% interest in the Contributed Assets, free and clear of all liens, claims, and encumbrances, and, in exchange, VelocityHSI shall issue the Shares to BRE. "Contributed Assets" means all of the assets of BRE, other than the Excluded Assets (as defined in Section 2.2), used by BRE in connection with or otherwise related to the Business, including, without limitation, all of the right, title and interest of BRE in, to, and under the following:

             (a) all inventories, raw materials, parts and other materials owned by BRE, wherever located, which relate to the Business, including all inventory in transit or on order and not yet delivered, as set forth on
     Schedule 2.1(a)(i);

             (b) all supplies, equipment, machinery, furniture, computers, hardware, routers, fixtures and other tangible property owned by BRE and which are used in the Business, including, but not limited to, the tangible assets listed on Schedule 2.1(a)(ii);

             (c) all of BRE's rights and entitlements under the contracts listed on Schedule 2.1(a)(iii) (the "Transferred Contracts");

             (d)  the Business as a going concern, including the following:

                  (i) BRE's customer lists, vendor lists, referral lists, rights of endorsement, advertising, promotional materials and data relating to the Business;

                 (ii) restrictive covenants and similar obligations owing to BRE in connection with the Business;

                (iii) all books, schematics, computer software, firmware, technology, files, papers, records and other data of BRE used to operate the Business; and

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                 (iv) franchises, permits and licenses relating to the conduct of the Business as set forth in Schedule 2.1(a)(iv), except those franchises, permits and licenses identified on Schedule 2.1(a)(iv) which, by their terms, are not transferable to VelocityHSI;

                  (e) all of BRE's accounts receivable attributable to the Business;

                  (f) all of BRE's technology and other intangible rights which are used in connection with or otherwise related to the conduct of the Business, including, but not limited to, all Intellectual Property Rights, confidential or proprietary information, and all documentation or other repositories containing such technology, including, without limitation, the technology and rights set forth in Schedule 2.1(a)(vii); and

                  (g) all claims, causes of action, and rights (whether known or unknown and whether absolute, contingent, or otherwise) relating to the foregoing assets.

     2.2 EXCLUDED ASSETS. Notwithstanding anything contained in this Agreement to the contrary, BRE shall not assign or transfer to VelocityHSI under this Agreement, and VelocityHSI shall not acquire or accept from BRE under this Agreement, any of the assets ("Excluded Assets") specifically described in
Schedule 2.2.

     2.3 ASSUMPTION OF LIABILITIES. On and as of the Closing Date, BRE shall transfer to VelocityHSI and VelocityHSI shall assume all Liabilities (the "Assumed Liabilities") with respect to the Contributed Assets and the VelocityHSI Business arising out of or relating to events or occurrences happening on or after the Closing Date. BRE and VelocityHSI agree that BRE will be responsible for all Liabilities (the "BRE Retained Liabilities") with respect to (i) the Contributed Assets and the Business arising out of or relating to events or occurrences happening prior to the Closing Date and (ii) the BRE Retained Business. BRE agrees to jointly and severally indemnify, defend and hold VelocityHSI harmless from and against any and all claims and liabilities relating to the BRE Retained Liabilities, and VelocityHSI hereby agrees to indemnify, defend and hold BRE harmless from and against any and all claims and liabilities relating to the Assumed Liabilities.

                                  ARTICLE 3.
                          CLOSING OF THE CONTRIBUTION

      3.1 CLOSING. The closing of the contribution transactions contemplated hereby (the "Closing") shall be held on August __, 2000 at the offices of Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, California 94111, or at such other time and place as mutually agreed upon by BRE and VelocityHSI. For the purposes hereof, the date upon which the Closing actually occurs is referred to as the "Closing Date."

      3.2 DELIVERIES BY BRE. At the Closing, BRE shall deliver (or cause to be delivered) to VelocityHSI:

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              (i)  such transfer documentation as shall reasonably be requested by VelocityHSI, including but not limited to the Conveyancing and Assumption Instruments;

             (ii) a certificate of the Secretary of BRE certifying that all necessary corporate action has been taken on behalf of BRE approving the execution, delivery and performance of this Agreement;

             (iii) possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files, tax returns and other data and information within the possession of BRE, any Affiliate of BRE, or any representative or advisor of BRE pertaining to the Business (collectively, the "Records"); provided, however, that BRE may retain (a) copies of any tax returns and copies of Records relating thereto; (b) copies of any Records that BRE is reasonably likely to need in order to comply with requirements of law; and (c) copies of any Records that in the reasonable opinion of BRE will be required in connection with the performance of its indemnification obligations under this Agreement;

              (iv) the Ancillary Agreements, executed by BRE;

              (v) such other instruments and documents as are required by BRE to be delivered at the Closing by BRE pursuant to the provisions of this Agreement or as are reasonably required by VelocityHSI to evidence compliance by BRE with the representations, warranties and covenants of BRE contained in this Agreement; and

              (vi) such other documents, and shall perform such other acts, as VelocityHSI shall reasonably require in order to perfect the right, title and interest of VelocityHSI to and in the Contributed Assets.

3.3 DELIVERIES BY VELOCITYHSI. At the Closing, VelocityHSI shall deliver (or cause to be delivered) to BRE:

              (i)  a certificate representing the Shares;

              (ii) a certificate of the Secretary of VelocityHSI, certifying that all necessary corporate action has been taken on behalf of VelocityHSI approving the execution, delivery and performance of the Agreement;

             (iii) the Ancillary Agreements, executed by VelocityHSI; and

              (iv) such other instruments and documents as are required to be delivered by VelocityHSI at Closing pursuant to the provisions of this Agreement or are reasonably required by BRE to

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              evidence compliance with the representations, warranties and covenants of VelocityHSI contained in this Agreement.

    3.4  OTHER DELIVERIES.

             (a) In connection with Latham & Watkins' opinion to be rendered in connection with the filing of the Registration Statement regarding the material tax consequences of the transactions described therein:

                  (i) BRE shall deliver to Latham & Watkins a certificate of an officer of BRE containing certain representations and agreements with respect to the Contribution and Distribution (the "BRE Tax Matters Certificate") substantially in the form of Exhibit A attached hereto; and

                 (ii) VelocityHSI shall deliver to Latham & Watkins a certificate of an officer of VelocityHSI containing certain representations and agreements with respect to the Contribution and Distribution (the "VelocityHSI Tax Matters Certificate") substantially in the form of Exhibit B attached hereto.

             (b) The BRE Tax Matters Certificate and the VelocityHSI Tax Matters Certificate may be modified upon the request of Latham & Watkins and the agreement of BRE and VelocityHSI.

                                  ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF BRE

    BRE hereby represents and warrants to VelocityHSI that:

           4.1 CORPORATE EXISTENCE AND QUALIFICATION. BRE is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland; BRE has the corporate power to own, manage, lease and hold its assets and to carry on its business as and where such assets are presently located and such business is presently conducted.

           4.2 AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by BRE. BRE has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which BRE is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which BRE is a party have been authorized by proper corporate action on the part of BRE. This Agreement and each Ancillary Agreement to which BRE is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of BRE, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

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           4.3  NO CONSENTS. Except as disclosed on Schedule 4.3, the execution and delivery of this Agreement and the Ancillary Agreements by BRE and the performance by BRE of its obligations hereunder and thereunder will not violate any Legal Requirements or require the consent under any indenture, agreement or other instrument to which BRE is a party, or by which BRE or any properties or assets of BRE are bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or accelerate or permit any acceleration of the performance required by, or give any other party the right to terminate, any such indenture, agreement or other instrument.

           4.4 NO VIOLATIONS. Except as provided in Schedule 4.4, neither the execution and delivery of this Agreement or the Ancillary Agreements nor the carrying out of any of the transactions contemplated hereby or thereby will:

                   (i) violate or conflict with any of the terms, conditions or provisions of BRE's charter documents;

                   (ii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any Transferred Contract;

                  (iii) result in the creation of any lien, charge or other encumbrance on any Contributed Asset;

                   (iv) constitute a violation of any Legal Requirement or Permit; or

                   (v) other than the filing and effectiveness of the Form S-1 Registration Statement and the Form 8-A Registration Statement, require BRE to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with any Governmental Authority.

          4.5 NO PROCEEDINGS. To BRE's knowledge, no suit, action or other proceeding is pending or threatened before any Governmental Authority seeking to restrain BRE from entering into this Agreement or the Ancillary Agreements, or prohibiting the Closing or the Distribution, or seeking damages as a result of the consummation of this Agreement or the Ancillary Agreements.

          4.6 COMPLIANCE WITH LAWS. Except as set forth on Schedule 4.6, BRE is and has been in compliance in all respects with any and all Legal Requirements applicable to the Business. BRE has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any Governmental Authority or any other written notice that would indicate that there is not currently compliance with all such Legal Requirements with respect to the Business.

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          4.7 LITIGATION. Except as otherwise set forth in Schedule 4.7, (i)
there are no claims, actions, suits, investigations or proceedings against BRE pending or, to the knowledge of BRE, threatened in any court or before or by any Governmental Authority, or before any arbitrator (whether covered by insurance or not), relating to the Business or the Contributed Assets and (ii) to the knowledge of BRE, there is no basis for any such claim, action, suit, investigation or proceeding that is likely to result in a judgment, decree or order.

          4.8 OWNERSHIP OF CONTRIBUTED ASSETS. BRE has and will have as of the Closing Date legal and beneficial ownership of the Contributed Assets, free and clear of any and all liens, mortgages, pledges, adverse claims, encumbrances or other restrictions or limitations whatsoever (other than restrictions currently set forth in the Transferred Contracts).

          4.9 TRANSFERRED CONTRACTS. All of the Transferred Contracts are valid, binding and in full force and effect, and BRE has not been notified or advised by any party thereto of such party's intention or desire to terminate or modify any such Transferred Contract in any respect. Neither BRE nor, to BRE's knowledge, any other party is in breach of any of the terms or covenants of any of the Transferred Contracts. Following the Closing, VelocityHSI will be entitled to all of the benefits of BRE under the Transferred Contracts. True, correct and complete copies of the Transferred Contracts have been delivered to VelocityHSI.

          4.10 INSURANCE. Schedule 4.10 hereto sets forth a complete and correct list of all insurance policies presently in effect that relate to the Business or the Contributed Assets, all of which have been in full force and effect from and after the date(s) set forth on Schedule 4.10.

          4.11 EQUIPMENT AND OTHER TANGIBLE PROPERTY. BRE's equipment, furniture, machinery, structures, fixtures and other tangible property included in the Contributed Assets, other than inventory, is suitable for the purposes for which intended and in good operating condition and repair, except for ordinary wear and tear.

          4.12 PERMITS. Except as set forth on Schedule 4.12, BRE has all Permits necessary to conduct the Business as presently conducted. Except as otherwise set forth in Schedule 4.12, all such Permits are in effect, no proceeding is pending or threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or are threatened in connection with the expiration or renewal of such Permits which could adversely affect the Business as presently conducted. Except as otherwise set forth in Schedule 4.12, (i) no material violations have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits.

          4.13 TAX MATTERS CERTIFICATE.The statements set forth in the BRE Tax Matters Certificate shall be true, complete and correct as of the date such certificate is delivered to Latham & Watkins and will continue to be true through the date of the Distribution.

    The representations and warranties of BRE set forth in this Article 4 shall survive the Closing for a period of six (6) months.

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                                   ARTICLE 5.
                 REPRESENTATIONS AND WARRANTIES OF VELOCITYHSI

    VelocityHSI hereby represents and warrants to BRE that:

          5.1 CORPORATE EXISTENCE. VelocityHSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          5.2 AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by VelocityHSI. VelocityHSI has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which VelocityHSI is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which VelocityHSI is a party have been authorized by proper corporate action on the part of VelocityHSI. This Agreement and each Ancillary Agreement to which VelocityHSI is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of VelocityHSI, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

          5.3 NO VIOLATIONS. Neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will violate or conflict with any of the terms, conditions or provisions of VelocityHSI's charter documents.

          5.4 NO PROCEEDINGS. To VelocityHSI's knowledge, no suit, action or other proceeding is pending or threatened before any Governmental Authority seeking to restrain VelocityHSI from entering into this Agreement or the Ancillary Agreements, prohibiting the Closing or the Distribution, or seeking damages as a result of the consummation of this Agreement or the Ancillary Agreements.

          5.5 TAX MATTERS CERTIFICATE. The statements set forth in the VelocityHSI Tax Matters Certificate shall be true, complete and correct as of the date such certificate is delivered to Latham & Watkins and will continue to be true through the date of the Distribution.

    The representations and warranties of VelocityHSI set forth in this Article 5 shall survive the Closing for a period of six (6) months.

                                   ARTICLE 6.
          CONDITIONS TO BRE'S OBLIGATION TO CONSUMMATE THE CONTRIBUTION

    The obligation of BRE to consummate the Contribution is subject, in the discretion of BRE, to the satisfaction or waiver of each of the following conditions:

          6.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. VelocityHSI's representations and warranties set forth in this Agreement shall be true and correct as of the Closing Date.

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          6.2 CONSENTS. All Permits, consents, approvals and waivers from
Governmental Authorities and other third parties necessary for the consummation of the Contribution shall have been obtained.

          6.3 NO ACTIONS OR COURT ORDERS. No Action shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or by the Ancillary Agreements. There shall not be any Legal Requirement that makes the transactions contemplated hereby illegal or otherwise prohibited.

          6.4 DELIVERY OF DOCUMENTS AND INSTRUMENTS. VelocityHSI shall have executed and delivered the documents and instruments required to be delivered by it pursuant to Sections 3.3 and 3.4 hereof.

          6.5 OTHER TRANSACTIONS. At or prior to the Closing, BRE and VelocityHSI shall have consummated such other transactions in connection with the Contribution that are necessary to effect such Contribution.

    PROVIDED, HOWEVER, that the satisfaction of the conditions set forth herein shall not in any way limit BRE's power of termination set forth in Section 12.8.

                                   ARTICLE 7.
      CONDITIONS TO VELOCITYHSI'S OBLIGATION TO CONSUMMATE THE CONTRIBUTION

    The obligation of VelocityHSI to consummate the Contribution is subject, in the discretion of VelocityHSI, to the satisfaction or waiver of each of the following conditions:

          7.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. BRE's representations and warranties set forth in this Agreement shall be true and correct as of the Closing Date.

          7.2 CONSENTS. All Permits, consents, approvals and waivers from Governmental Authorities and other third parties necessary for the consummation of the Contribution shall have been obtained.

          7.3 NO ACTIONS OR COURT ORDERS. No Action shall have been instituted or threatened that questions the validity or legality of the transactions contemplated hereby or by the Ancillary Agreements or that otherwise would have a material adverse effect on the VelocityHSI Business. There shall not be any Legal Requirement that makes the transactions contemplated hereby illegal or otherwise prohibited or that otherwise would have a material adverse effect on the VelocityHSI Business.

          7.4 DELIVERY OF DOCUMENTS AND INSTRUMENTS. BRE shall have executed and delivered the documents and instruments required to be delivered by it pursuant to Sections 3.2 and 3.4 hereof.

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          7.5 OTHER TRANSACTIONS. At or prior to the Closing, BRE and
VelocityHSI shall have consummated such other transactions in connection with the Contribution that are necessary to effect such Contribution.

                                   ARTICLE 8.
                              ACCESS TO INFORMATION

          8.1 PROVISION OF CORPORATE RECORDS. After the Closing Date, upon the prior written request by one party for agreements, documents, books, records or files including, without limitation, computer files, microfiche, tape recordings and photographs, relating to or affecting the requesting party, the other party shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies thereof (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession of such other party or any of its Affiliates, but only to the extent such items are not already in the possession of the requesting party. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing information or access to information to the other party under this Article 8 shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts relating to supplies, disbursements and other out-of-pocket expenses as are reasonably incurred in providing such information or access to information.

                                   ARTICLE 9.
                                THE DISTRIBUTION

          9.1 THE DISTRIBUTION. On the Distribution Date, subject to the conditions and rights of termination set forth in this Agreement, BRE shall deliver to the Agent share certificates representing one (1) Share for every five (5) shares of BRE common stock outstanding on the record date for the Distribution, subject to adjustment for fractional shares in the manner described in Section 9.2, for distribution to the holders of record of shares of BRE common stock on the record date for the Distribution. VelocityHSI agrees to provide all share certificates that the Agent shall require in order to effect the Distribution.

          9.2 CASH IN LIEU OF FRACTIONAL SHARES. No certificate or scrip representing fractional shares of VelocityHSI common stock shall be issued as part of the Distribution and in lieu thereof, each holder of BRE common stock who would otherwise be entitled to receive a fractional share of VelocityHSI common stock will receive an amount of cash (without interest) equal to the fractional share multiplied by $1.00.

          9.3 CONDITIONS PRECEDENT TO THE DISTRIBUTION. The BRE Board shall, in its discretion, establish any appropriate procedures in connection with the Distribution. The Distribution shall not occur unless the following conditions shall have been satisfied:

                    (a) the other transactions contemplated by this Agreement to have occurred on or prior to the Distribution Date shall have been consummated in all material respects;

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

                    (b) BRE and VelocityHSI shall have obtained all consents,
               approvals and waivers from Governmental Authorities and other third parties necessary for the Distribution;

                    (c) the Registration Statement on Form S-1 filed by
               VelocityHSI pursuant to the Securities Act of 1933 in connection with the Distribution (the "Form S-1 Registration Statement") shall have been declared effective by the Commission; and

                    (d) the Registration Statement on Form 8-A filed by
               VelocityHSI pursuant to the Securities Exchange Act of 1934 (the "Form 8-A Registration Statement") shall have been declared effective by the Commission.

                    (e) The statements set forth in the BRE Tax Matters
               Certificate and the VelocityHSI Tax Matters Certificate shall be true and correct as through the date of the Distribution.

    PROVIDED, HOWEVER, that (i) any such condition may be waived by the BRE Board in its sole discretion, and (ii) the satisfaction of such conditions shall not create any obligation on the part of BRE or any other party hereto to effect the Distribution or in any way limit BRE's power of termination set forth in
Section 12.8.

                 9.4 INSURANCE COVERAGE PRIOR TO DISTRIBUTION DATE. Subject to applicable laws, prior to the Distribution Date, the BRE Retained Company Policies shall provide general liability, property damage, director and officer, and employment practices insurance coverage to VelocityHSI.

                 9.5 INSURANCE COVERAGE ON AND AFTER DISTRIBUTION DATE. On and after the Distribution Date, coverage of VelocityHSI shall cease under the BRE Retained Company Policies. From and after the Distribution Date, VelocityHSI and its Subsidiaries will be responsible for obtaining and maintaining insurance coverages for their own account.

                                  ARTICLE 10.
                                    COVENANTS

                 10.1 SECTION 351(a). BRE and VelocityHSI each acknowledges that upon the Contribution, VelocityHSI will be a "qualified REIT subsidiary" of BRE which will be disregarded for federal income tax purposes and, consequently, the Contribution will be disregarded for federal income tax purposes. BRE and VelocityHSI each further acknowledges that at the time VelocityHSI ceases to be wholly-owned by BRE, there shall be a deemed contribution for federal income tax purposes of the assets then owned by VelocityHSI to a new corporation by BRE. Each of BRE and VelocityHSI each agrees to take all actions necessary to cause such deemed contribution to qualify as, and will not take or agree to take any action that would prevent such deemed contribution from qualifying as, an exchange under Section 351(a) of the Code.

                 10.2 TRANSFERS NOT EFFECTED PRIOR TO CLOSING; TRANSFERS DEEMED EFFECTIVE AS OF THE CLOSING. To the extent that any transfers contemplated hereby shall not have been consummated at or prior to the Closing, the parties shall cooperate to effect such transfers as promptly following the Closing as shall be practicable. Nothing herein shall be deemed to require the transfer of any assets which by their terms or operation of law cannot be transferred; provided, however, that the parties hereto and their respective Subsidiaries shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all assets contemplated to be transferred pursuant hereto. In the event that any such transfer of assets has not been consummated, from and after the Closing, BRE shall hold such asset in trust for the use and benefit of VelocityHSI and take such other action as may be reasonably requested by VelocityHSI, insofar as is reasonably possible, in the same position as would have existed had such asset been transferred as contemplated hereby. As and when any such asset becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Closing, VelocityHSI shall be deemed to have acquired complete and sole beneficial ownership over all of the Contributed Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Assumed Liabilities, and all duties, obligations and responsibilities incident thereto.

                 10.3 COOPERATION PRIOR TO THE DISTRIBUTION. BRE and VelocityHSI shall (i) cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof relating to the Distribution; (ii) take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Ancillary Agreements; (iii) use all reasonable efforts to obtain all third-party consents or approvals necessary or desirable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements; and (iv) use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

                 10.4 FURTHER ASSURANCES. In case at any time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, BRE and VelocityHSI shall use commercially reasonable efforts to obtain all consents and approvals, to enter into all amendments to this or any Ancillary Agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings and novations.

                                  ARTICLE 11.
                               DISPUTE RESOLUTION

    In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or any of the Ancillary Agreements or otherwise arising out of, or in any way related to this Agreement or any of the Ancillary Agreements, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, "Agreement Disputes"), the Chief Executive Officers (or their designees) of the respective parties shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute.

    If, after such reasonable period, such Chief Executive Officers (or their designees) are unable to settle such Agreement Dispute (and in any event after 60 days have elapsed from the time the parties began such negotiations), such Agreement Dispute shall be determined, at the request of either party, by arbitration before a single arbitrator conducted in San Francisco, California, before and in accordance with the then-existing Rules of Practice and Procedure (the "Rules") of the San Francisco office of JAMS/Endispute, Inc. ("JAMS") and any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. Section 10 or California Code of Civil Procedure Section 1285 et seq. as in effect on the date hereof), and judgment may be entered by any state or Federal court having jurisdiction thereof. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation of enforceability of this Article 11 shall be determined by the arbitrator. The arbitrator shall be a retired or former judge of any Federal or California trial or appellate court or such other qualified person as the parties may agree to designate. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrator shall not be entitled to award punitive damages and shall not reform, modify or materially change this Agreement or any of the Ancillary Agreements. In his or her award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. The parties hereto agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

                                   ARTICLE 12.
                                  MISCELLANEOUS

12.1  ENTIRE AGREEMENT; CONSTRUCTION.

     This Agreement and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

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

                 12.2 CONFIDENTIALITY. Each of BRE and its Affiliates and VelocityHSI and its Affiliates shall not use or permit the use of (without the consent of the other) and shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all information concerning the other party in its possession, its custody or under its control (except to the extent that (A) such information has been in the public domain or becomes part of the public domain through no fault of such party, (B) such information has been later lawfully acquired by such party, without an obligation of confidence, from a third party who is legally free to disclose such information, (C) this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto permits such use or disclosure of such information or (D) such information is independently developed by such party without reference to such information) to the extent such information relates to the period up to the Closing, relates to any Ancillary Agreement or is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors, attorneys and other representatives, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties hereto agrees to consult with each relevant other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and further agrees to allow each such relevant party and its counsel to participate in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

                 12.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                 12.4 EXPENSES. All costs and expenses incurred on or prior to the Distribution in connection with the preparation, execution, delivery and implementation of this Agreement and any Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby shall be the responsibility of BRE.

                 12.5 NOTICES. Notices shall be sent to the Parties at the following addresses:

          BRE Properties, Inc.
          44 Montgomery Street, 36th Floor
          San Francisco, California  94104
          Attn:  LeRoy E. Carlson
          Facsimile:  415-445-6505

          VelocityHSI, Inc.
          2175 North California Boulevard, Suite 810
          Walnut Creek, California  94596

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

          Attn:  Charles P. Wingard
          Facsimile:  925-952-5697

    Notices may be hand-delivered or sent by certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice shall be deemed received at the time delivered by hand, on the fourth business day following deposit in the U.S. mail, on the first business day following deposit with Federal Express or other delivery service, or if given by facsimile when confirmation of transmission is indicated by the sender's facsimile machine. Any party to this Agreement may change its address for notice by giving written notice to the other party at the address and in accordance with the procedures provided above.

                 12.6 AMENDMENTS; WAIVERS. No modification or amendment to this Agreement, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such modification, amendment or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

                 12.7 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the parties hereto.

                 12.8 TERMINATION. This Agreement may be terminated, and the Asset Transfers may be amended, modified or abandoned at any time prior to the Closing Date by and in the sole discretion of BRE without the approval of VelocityHSI or the shareholders of BRE. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Closing Date, this Agreement may not be terminated except by an agreement in writing signed by the parties.

                 12.9 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                 12.10 TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                 12.11 SCHEDULES; EXHIBITS. Any Schedule or Exhibit shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                 12.12 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the state of California without regard to the principles of choice of law thereof.

                                    *  *  *

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

    IN WITNESS WHEREOF, the parties have caused this Contribution and Distribution Agreement to be duly executed as of the day and year first above written.

                                 BRE PROPERTIES, INC.

                                 By:
                                    -------------------------------------------

                                    LeRoy Carlson
                                    Executive Vice President and Chief Operating
                                    Officer


                                 VELOCITYHSI, INC.

                                 By:
                                    -------------------------------------------
                                    Charles P. Wingard
                                    Senior Vice President, Chief Financial
                                    Officer

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